SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): April 1, 1994


                         FIRST EMPIRE STATE CORPORATION
             (Exact name of registrant as specified in its charter)



                                   New York
                 (State or other jurisdiction of incorporation)


               1-9861                           16-0968385
      (Commission File Number)      (I.R.S. Employer Identification No.)


           One M&T Plaza, Buffalo, New York                     14240
      (Address of principal executive offices)                (Zip Code)


      Registrant's telephone number, including area code:   (716) 842-5445


                             (Not Applicable)
          (Former name or former address, if changed since last report)
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      Item 5.  Other Events.


             On April 1, 1994, First Empire State Corporation ("First Empire") announced that it had entered into a definitive agreement with Ithaca Bancorp, Inc. ("Ithaca Bancorp"), Ithaca, New York, pursuant to which Ithaca Bancorp, a unitary savings and loan holding company, will be acquired by First Empire upon the satisfaction of a number of conditions. Upon consummation of the transaction, Citizens Savings Bank, F.S.B. ("Citizens Savings Bank"), Ithaca Bancorp's savings bank subsidiary, will be merged into Manufacturers and Traders Trust Company, First Empire's commercial bank subsidiary.

             Citizens Savings Bank operates 12 banking offices in Tompkins, Cortland and Broome Counties which are centered in and around Ithaca and Binghamton, New York. At December 31, 1993, Ithaca Bancorp reported approximately $447 million in assets and $333 million in deposits. Ithaca Bancorp's common stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (File No. 0-18705), and additional information concerning Ithaca Bancorp is on file with the Securities and Exchange Commission.

             First Empire will pay the holders of Ithaca Bancorp's common stock a cash consideration of $19.00 per share, subject to adjustment based on the extent to which Ithaca Bancorp's combined stockholders' equity and allowance for loan losses fall outside of a specified range. Assuming no adjustment, aggregate cash consideration would approximate $46.6 million.

             Consummation of the transaction is subject to a number of conditions, including regulatory approvals and the approval of Ithaca Bancorp's stockholders. Subject to the satisfaction of all conditions, it is anticipated that the transaction will be completed in the fourth quarter of 1994.

             Contemporaneous with the execution and delivery of the definitive agreement described above, Ithaca Bancorp granted First Empire a stock option to acquire up to 19.9% of the shares of common stock of Ithaca under certain circumstances. In addition, each of the directors and executive officers of Ithaca Bancorp, each in his capacity as a shareholder of Ithaca Bancorp, has agreed to vote or cause to be voted in favor of the acquisition of Ithaca Bancorp by First Empire all of his Ithaca Bancorp shares entitled to vote with respect thereto.

             The foregoing description of is qualified in its entirety by reference to the Agreement and Plan of Merger dated as of March 31, 1994 by and among First Empire, Scholar Merger Corporation and Ithaca Bancorp (Exhibit No. 99.1 hereto) and the Stock Option Agreement dated as of March 31, 1994 by and between Ithaca Bancorp and First Empire (Exhibit No. 99.2 hereto).



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      Item 7.  Financial Statements and Exhibits.


      The following exhibits filed herewith or incorporated herein by reference.

      Exhibit No.

             99.1 Agreement and Plan of Merger dated as of March 31, 1994 by and among First Empire State Corporation, Scholar Merger Corporation and Ithaca Bancorp, Inc. Incorporated by reference to Exhibit No. 1 to First Empire State Corporation's Schedule 13D dated
                      March 31, 1994 in respect of its beneficial ownership of the common stock of Ithaca Bancorp.

             99.2 Stock Option Agreement dated as of March 31, 1994 by and between First Empire State Corporation and Ithaca Bancorp, Inc. Incorporated by reference to Exhibit No. 2 to First Empire State Corporation's
                      Schedule 13D dated March 31, 1994 in respect of its beneficial ownership of the common stock of Ithaca Bancorp.

































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                                   SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           First Empire State Corporation



      Date:  April 12, 1994           By:  James L. Vardon
                                           James L. Vardon
                                           Executive Vice President
                                           and Chief Financial Officer









































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                                  EXHIBIT INDEX

      Exhibit No.                                                  Page
      No.

             99.1 Agreement and Plan of Merger dated as of March 31, 1994 by and among First Empire State Corporation, Scholar Merger Corporation and Ithaca Bancorp, Inc. Incorporated by reference to Exhibit No. 1 to First Empire State Corporation's Schedule 13D dated
                      March 31, 1994 in respect of its
                      beneficial ownership of the common
                      stock of Ithaca Bancorp.

             99.2     Stock Option Agreement dated as of
                      March 31, 1994 by and between First
                      Empire State Corporation and Ithaca
                      Bancorp, Inc.  Incorporated by
                      reference to Exhibit No. 1 to First
                      Empire State Corporation's
                      Schedule 13D dated March 31, 1994 in
                      respect of its beneficial ownership of
                      the common stock of Ithaca Bancorp.






























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